As filed with the Securities and Exchange Commission on March 27, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Acuren Corporation

(Exact name of registrant as specified in its charter)

Delaware	66-1076867
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

14434 Medical Complex Drive, Suite 100 Tomball, Texas 77377
(Address of Principal Executive Offices) (Zip Code)

Acuren Corporation 2025 Employee Stock Purchase Plan

(Full title of the plan)

Fiona Sutherland

General Counsel and Corporate Secretary

Acuren Corporation

14434 Medical Complex Drive, Suite 100

Tomball, Texas 77377

(Name and address of agent for service)

(800) 218-7450

(Telephone number, including area code, of agent for service)

Copy to:

Flora R. Perez, Esq.

Brian J. Gavsie, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement will be delivered in accordance with Form S-8 and Rule 428(b) under the Securities Act of 1933, as amended (the “Securities Act”) to all persons who participate in the Acuren Corporation 2025 Employee Stock Purchase Plan (the “Plan”). These documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following document(s), which have been filed with the Commission by Acuren Corporation, a Delaware corporation (the “Company”) are incorporated herein by reference, other than information furnished pursuant to Item 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K:

(1) The Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 27, 2025;

(2) The description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on February 14, 2025 (File No. 1-2524) and in Exhibit 4.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Commission on March 27, 2025, and any amendment or report filed for the purpose of updating such description; and

(3) The Company’s Current Reports on Form 8-K filed with the Commission on January 31, 2025, March 4, 2025 and March 27, 2025.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (not including any information furnished under Items 2.02 or Item 7.01, or related exhibits under Item 9.01, of Form 8-K, which information is not incorporated by reference herein) prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the DGCL permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability of (a) a director or officer for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; (b) a director for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; or (c) an officer in any action by or in the right of the corporation.

Under Section 145 of the DGCL, a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

As permitted by Section 102(b)(7) of the DGCL, the Company’s certificate of incorporation provides that no director or officer of the Company shall be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in the Company’s certificate of incorporation will not eliminate the directors’ or officers’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director and officer of the Company may be subject to personal liability for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or (iii) transactions from which such director or officer derived an improper personal benefit; each director of the Company may be subject to personal liability for the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock; and each officer of the Company may be subject to personal liability in any action by or in the right of the corporation. The provision also will not affect a director’s responsibilities under any other applicable law, such as the United States federal securities laws or state or federal environmental laws.

The Company’s bylaws also provide that the Company is required to indemnify and advance expenses to its present and former officers and directors to the fullest extent permitted by applicable law.

Further, effective July 30, 2024, the Company entered into director indemnification agreements pursuant to which it agreed to additional indemnification and advancement procedures and protections for its directors.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 of the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-282976), filed with the Commission on December 17, 2024).
4.2	Specimen Series A Preferred Stock certificate (incorporated by reference to Exhibit 4.2 of the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-282976), filed with the Commission on December 17, 2024).
4.3	Amended and Restated Warrant Instrument, dated as of September 23, 2024, executed by Acuren Corporation (form of warrant contained in Schedule I thereto) (incorporated by reference to Exhibit 4.3 of the Registrant’s Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-282976), filed with the Commission on December 17, 2024).
5.1	Legal Opinion of Greenberg Traurig.
23.1	Consent of PricewaterhouseCoopers LLP (Successor).
23.2	Consent of PricewaterhouseCoopers LLP (Predecessor).
23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1 hereto).
24.1	Power of Attorney (included on the signature page hereto).
99.1	Acuren Corporation 2025 Employee Stock Purchase Plan.
107	Filing Fee Table

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tomball, State of Texas, on the 27th day of March, 2025.

ACUREN CORPORATION

By:	/s/ Talman Pizzey
Name:	Talman Pizzey
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOWN TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Talman Pizzey, Kristin Schultes and Fiona E. Sutherland, his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including any post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities indicated and on the date indicated below.

Signature	Title	Date

/s/ Talman Pizzey	President and Chief Executive Officer	March 27, 2025
Talman Pizzey	(principal executive officer)

/s/ Kristin Schultes	Chief Financial Officer	March 27, 2025
Kristin Schultes	(principal financial officer)

/s/ Gregory Conaway	Chief Accounting Officer	March 27, 2025
Gregory Conaway	(principal accounting officer)

/s/ Sir Martin E. Franklin	Co-Chairman of the Board	March 27, 2025
Sir Martin E. Franklin

/s/ Robert A. E. Franklin	Co-Chairman of the Board	March 27, 2025
Robert A. E. Franklin

/s/ Antoinette C. Bush	Director	March 27, 2025
Antoinette C. Bush

/s/ Rory Cullinan	Director	March 27, 2025
Rory Cullinan

/s/ Elizabeth Meloy Hepding	Director	March 27, 2025
Elizabeth Meloy Hepding

/s/ Peter Hochfelder	Director	March 27, 2025
Peter Hochfelder

/s/ James E. Lillie	Director	March 27, 2025
James E. Lillie